SCHEDULE II
                    INFORMATION WITH RESPECT TO
           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
             SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-SEQUA CORPORATION A

 GABELLI FUNDS, INC.
 GABELLI CAPITAL ASSET FUND
                     8/29/95            1,000            27.5000
                     8/17/95            1,000            26.0000
                     8/10/95              500            26.0000
                     7/24/95              500            29.1250
                     7/18/95            1,000            29.3750
                     7/13/95            1,000            29.8125

GAMCO INVESTORS, INC.
                     8/30/95            5,000            26.3750
                     8/29/95            5,000            27.6250
                     8/23/95            1,500            27.2500
                     8/22/95              500            26.5000
                     8/18/95            2,500            26.5000
                     8/15/95            2,000            26.2500
                     8/08/95              500-           26.0000
                     7/24/95            1,000            29.1250
                     7/10/95            1,000            29.5000



PREFERRED CONVERTIBLE STOCK-SEQUA CORP CV PFD

 GABELLI FUNDS, INC.
 THE GABELLI CONVERTIBLE SECURITIES FUND
                     8/29/95              400-           61.5000

 GAMCO INVESTORS, INC.
                     8/15/95              499-             *DO
                     7/10/95              200            66.5000
                     7/06/95            2,000            66.0000
                     7/05/95              500-           67.5000
                     7/05/95              500            67.5000
                     7/03/95              500            67.5000
                     6/30/95            1,200            66.6458

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.
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